SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Greene County Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)and 0-11.

Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414
(518) 943-2600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 5, 2022

Notice is hereby given that the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the “Company”) will be held at Columbia-Greene Community College, located at 4400 Route 23, Hudson, New York, on Saturday, November 5, 2022 at 10:00 a.m., New York time.  We are asking that shareholders vote by proxy rather than in person at the Annual Meeting.  A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three Directors to the Board of Directors;

2.	The ratification of the appointment of Bonadio & Co, LLP as independent registered public accounting firm for the Company for the fiscal year ending June 30, 2023;

3.
Approval of an Amendment to our Charter, to increase the number of authorized shares of our common stock from 12,000,000 to 36,000,000 and the number of authorized shares of our capital stock from 13,000,000 to 37,000,000;

4.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on September 9, 2022, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available at 302 Main Street, Catskill, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting itself.

Pursuant to the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet, on or about September 23, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote online.  The Notice also explains how you may request to receive a paper copy of the Proxy Statement and Annual Report, as well as a paper proxy card.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

The Company’s proxy statement and Annual Report to Shareholders are available on www.edocumentview.com/GCBC.

By Order of the Board of Directors

Susan Timan
Corporate Secretary
September 23, 2022

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414
(518) 943-2600

ANNUAL MEETING OF STOCKHOLDERS
November 5, 2022

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Greene County Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at Columbia-Greene Community College, located at 4400 Route 23, Hudson, New York, on Saturday, November 5, 2022, at 10:00 a.m., New York time, and all adjournments of the Annual Meeting.  Your vote is extremely important, so we are asking that shareholders vote by proxy rather than in person at the Annual Meeting.  On September 23, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders entitled to vote, which contains instructions on how to access this proxy statement and the 2022 Annual Report and how to vote.  You may also request that a printed copy of the proxy materials be sent to you.  You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice.  The proxy materials are all available on the internet at the following website:  www.edocumentview.com/GCBC.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” proposals 1, 2, 3 and 4 set forth in this Proxy Statement.  If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who has returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 9, 2022 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, the Company had 8,513,414 shares of common stock issued and outstanding, 4,609,264 of which were held by Greene County Bancorp, MHC (the “Mutual Holding Company”), and 3,904,150 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”).  The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence at the Annual Meeting in person or by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Annual Meeting.

If you participate in The Bank of Greene County Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through The Bank of Greene County Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), you will receive a proxy form for each plan that reflects the number of shares you may direct each trustee to vote on your behalf under each plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Employer Stock Fund.  Shares for which no voting instructions are given or for which instructions were not timely received will be voted by the trustee in the manner directed by the plan administrative committee.  The plan administrative committee intends to direct the trustee to vote the unvoted shares in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your ESOP and 401(k) Plan voting instructions is Friday, October 28, 2022.

As to the election of Directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board or to WITHHOLD AUTHORITY to vote for the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.  Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of Bonadio & Co, LLP as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification.  The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

As to the proposed Amendment to our Charter to increase the number of authorized shares of our common stock from 12,000,000 to 36,000,000 and the number of authorized shares of our capital stock from 13,000,000 to 37,000,000, a shareholder may: (i) vote “FOR” the proposed amendment to our Charter; (ii) vote “AGAINST” the proposed amendment to our Charter; or, (iii) “ABSTAIN” from voting for or against the proposed amendment to our Charter. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN,” is required for approval of the proposed amendment to our Charter.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may:  (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non-votes and proxies marked “ABSTAIN,” is required for the approval of the non-binding resolution.  While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above.  If the Mutual Holding Company votes all of its shares in favor of each proposal, the approval of each proposal would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all Directors and executive officers of the Company as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding

Principal Stockholders:

Greene County Bancorp, MHC 302 Main Street Catskill, New York 12414	4,609,264	54.1%

Greene County Bancorp, MHC(2) and all Directors and Executive Officers as a group (9 persons)	5,147,237	60.5%

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.  The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
The Company’s executive officers and Directors are also executive officers and Directors of Greene County Bancorp, MHC.  Excluding shares held by Greene County Bancorp, MHC, the Company’s executive officers and Directors beneficially owned an aggregate of 537,97386 shares, or 6.3% of the outstanding shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of eight members.  The Company’s Bylaws provide that approximately one-third of the Company’s Directors are to be elected annually.  Directors of the Company are generally elected to serve for three-year periods and until their respective successors have been elected and qualified. Three Directors will be elected at the Annual Meeting.  The Nominating Committee of the Board of Directors has nominated Donald E. Gibson, David H. Jenkins, DVM, and Tejraj S. Hada each to serve for a three-year period and until his successor has been elected and qualified. Mr. Gibson and Mr. Jenkins are currently  members of the Board of Directors.  Mr. Hada will be joining the Board if elected.   All nominees have agreed to serve if elected.

The table below sets forth certain information as of September 23, 2022 regarding the nominees and the other continuing members of the Board of Directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies for which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If any of the nominees is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine.  At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected.  There are no arrangements or understandings between the nominees and any other person pursuant to which any of the nominees was selected.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name(1)	Age	Positions Held	Director Since(2)	Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(3)	Percent of Class

NOMINEES

Donald E. Gibson	57	President, Chief Executive Officer and Director	2007	2025	85,788(8)	1.0%
David H. Jenkins, DVM	71	Director	1996	2025	104,687	1.2%
Tejraj S. Hada	50	Director	2022	2025	203	0.0%

DIRECTORS CONTINUING IN OFFICE

Peter W. Hogan, CPA	65	Director	2013	2023	36,000(10)	0.4%
Stephen E. Nelson	55	Director	2021	2023	21,565(4)	0.3%
Jay P. Cahalan	63	Director	2015	2024	16,500(5)	0.2%
Charles H. Schaefer, Esq	70	Director	2003	2024	91,531(6)	1.1%
Michelle M. Plummer, CPA, CGMA	56	Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director	2015	2024	89,162(7)	1.0%

DIRECTOR RETIRING

Paul E. Slutzky	74	Chairman of the Board	1992	2022	92,537(9)	1.1%

All Directors and executive officers as a group (9 persons)					537,973	6.3%

(1)
The mailing address for each person listed is P.O. Box 470, 302 Main Street, Catskill, New York 12414.  Each of the Directors listed is also a Director of Greene County Bancorp, MHC, which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)	Where applicable, includes initial appointment to the Board of Trustees of the mutual predecessor to The Bank of Greene County.
(3)	See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners.”
(4)
Mr. Nelson’s shares included 21,565 held in The Bank of Greene County’s ESOP.  Mr. Nelson retired from the Company and its affiliates as Executive Vice President and Chief Lending Officer effective December 31, 2020.

(5)	Mr. Cahalan’s shares include 3,530 shares held in an IRA.
(6)	Mr. Schaefer’s shares include 79,531 held in a SEP-IRA.
(7)	Ms. Plummer’s shares include 23,222 shares in The Bank of Greene County’s ESOP.
(8)	Mr. Gibson’s shares include 21,096 shares in The Bank of Greene County’s ESOP, and 2,142 shares in The Bank of Greene County’s 401(k) Plan.
(9)	Mr. Slutzky’s shares include 92,537 shares held by Paul E. Slutzky Revocable Trust.
(10)	Mr. Hogan’s shares included 36,000 held in a 401(k) plan.

The biographies of the nominees, continuing Board members and executive officers are set forth below.  With respect to Directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a Director.  Each Director is also a Director of Greene County Bancorp, MHC (the mutual holding company that owns 54.1% of the Company’s shares of common stock) and of The Bank of Greene County (the “Bank”).

Nominees

Donald E. Gibson has served as President and Chief Executive Officer of the Company and the Bank since June 2007.  Prior to these appointments, Mr. Gibson served in various capacities with the Bank since 1987.  Mr. Gibson currently is a Member of the Board of Directors of New York Bankers Association and past Chairperson, is a Member of the Board of Directors of the Atlantic Community Bankers Bank and also is a Member of the Visa © Executive Client Council.  Mr. Gibson obtained a Master of Business Administration from the College of Saint Rose.  As Chief Executive Officer, Mr. Gibson’s experience in leading the Company and his responsibilities for the strategic direction and management of the Company’s day-to-day operations, bring broad industry and specific institutional knowledge and experience to the Board of Directors.

David H. Jenkins, DVM is a veterinarian and the former owner of Catskill Animal Hospital, Catskill, New York. Dr. Jenkins’ over 30 years of experience as owner and manager of a locally operated business bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Tejraj S. Hada , is the owner of RSVT Holding LLC, a franchisee of Five Guys Burgers and Fries, and Fresh Treats Holdings, LLC, a franchisee of TCBY Frozen Yogurt.  These holdings include over 25 locations, in two states, with approximately 500 employees.  Mr. Hada has been in the restaurant industry for 17 years, and was a software engineer and project leader previously.  He is a graduate of Rajasthan Technical University, India, with a Post Graduate Diploma in Industrial Engineering from National Productivity Council, India.  Mr. Hada has been a member of The Bank of Greene County’s Advisory Board since 2021.  Mr. Hada brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Continuing Directors

Jay P. Cahalan is President and Chief Executive Officer of Columbia Memorial Health and worked with the hospital for the past 28 years in several executive positions.  Prior to working with Columbia Memorial Health, Mr. Cahalan worked for Windham Community Memorial Hospital in Willimantic, and was also President and part-owner of Hudson Health & Fitness in Hudson.  Prior to his appointment to the Board of Directors in 2015, Mr. Cahalan served as a member of The Bank of Greene County’s Advisory Board of Directors since 2012.  Mr. Cahalan has a Master of Science in Law from Champlain College in Vermont, a Master of Arts from University of Connecticut, and a Bachelor of Science from Southern Connecticut State University.  In 2016, Mr. Cahalan retired from the Greene County Rural Health Network after serving 17 years, most recently as President.  He currently serves on the board of the Iroquois Healthcare Alliance. Mr. Cahalan’s health care services experience provides valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Peter W. Hogan, CPA is a shareholder in the Hudson, New York-based accounting firm of Karp, Ackerman, Small & Hogan, CPAs, P.C.  He has been with the firm for over 30 years.  Mr. Hogan is a certified public accountant.  He became Chairman of the Board’s Audit Committee in December 2013.  He was formerly a member of The Bank of Greene County’s Advisory Board.  He has a Bachelor of Business Administration in Accounting from Siena College.  Mr. Hogan brings to the Board of Directors his valuable experience as a business consultant and his expertise in dealing with accounting principles and financial reporting rules and regulations in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Stephen E. Nelson currently serves as Vice Chairman of the Board of Columbia Memorial Health.  He is retired from the Company and the Bank. Prior to his retirement in December 2020, Mr. Nelson served as Executive Vice President and Chief Lending Officer of the Company and the Bank since 2008.  Prior to this appointment, Mr. Nelson served as Senior Vice President of the Company and Bank since 2001 and has served in various capacities with the Bank since 1988.  Mr. Nelson obtained a Master of Business Administration from the College of Saint Rose.  Mr. Nelson’s tenure as an executive officer with The Bank of Greene County, including as its chief lending officer, provides broad industry and specific institutional knowledge and experience to the Board of Directors.

Michelle M. Plummer, CPA, CGMA is a certified public accountant and a chartered global management accountant and currently serves as Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank.  She had served as Executive Vice President Chief Operating Officer and Chief Financial Officer of the Company and the Bank since 2007. Prior to these appointments, Ms. Plummer served as Chief Financial Officer of the Company and the Bank since May 1999 and Chief Financial Officer and Treasurer since January 2002.  Prior to that time, Ms. Plummer held positions with KPMG LLP and with the Federal Reserve Bank of New York.  Ms. Plummer obtained a Master of Science from Pace University and a Bachelor of Science from Marist College.  Ms. Plummer is a member of the AICPA, NYSSCPA and Financial Managers Society.  Ms. Plummer’s bank and accounting industry experience and responsibilities for the day-to-day operations and financial accounting and regulatory reporting functions for the Company and the Bank brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Charles H. Schaefer is founding partner of the law firm, Deily & Schaefer, Catskill, New York.  Mr. Schaefer is a member of the American Bar Association’s Committee on Banking Law as well as a member of the New York State Bankers Association’s Section on Business Law and its banking subcommittee.  Since 1977 he has advised the Bank on various legal matters, becoming General Counsel in 1988 to the Bank’s predecessor, Greene County Savings Bank.  As an experienced attorney, Mr. Schaefer brings to the Board a unique and valuable perspective on legal and legal-related issues that may arise in the operations and management of the Company and the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of the Company is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The officers and Directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock.  SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, Director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis.  Based solely on the Company’s review of such ownership reports, we believe that no officer or Director of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2022.

Board Independence

The Board of Directors has determined that, except for Mr. Gibson, Mr. Schaefer, Ms. Plummer and Mr. Nelson, each member of the Board is an “independent director” within the meaning of Rule 4200(a)(15) of the NASDAQ corporate governance listing standards.  Mr. Gibson and Ms. Plummer are not considered independent because each is an Executive Officer of the Company and the Bank.  Mr. Schaefer is not considered independent because he is a partner in the law firm Deily & Schaefer, from which the Company uses various services in the normal course of business.  Mr. Nelson is not considered independent because he was an Executive Officer of the Company and the Bank until his retirement effective December 31, 2020.  In determining the independence of the other Directors listed above there were no transactions reviewed by the Board of Directors which were required to be reported under “Transactions With Certain Related Persons” below.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC, a federally chartered mutual holding company, which owns 54.1% of the Company’s common stock.  As such, the Company qualifies as a “controlled company” under the rules of the Nasdaq Stock Market. Pursuant to such rules, the Company is exempt from the general listing rule of the Nasdaq Stock Market which otherwise requires a listed company to have a majority of independent Directors comprising its board of directors.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Director Paul Slutzky, who is an independent Director.  Effective the date of the Annual Meeting, Mr. Slutzky is retiring and Director Jay Cahalan, an independent director, will become Chairman of the Board.  We believe that this structure promotes a greater role for the independent Directors in the oversight of the Company and the Bank and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

The Board of Directors is actively involved in oversight of risks that could affect Greene County Bancorp, Inc.  This oversight is conducted primarily through Committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including credit, financial, operational, liquidity, legal and regulatory risks.  Risks relating to the direct operations of The Bank of Greene County are further overseen by the Board of Directors of The Bank of Greene County, who are the same individuals who serve on the Board of Directors of the Company.  The Board of Directors of The Bank of Greene County also has additional Committees that conduct risk oversight separate from the Committees of Greene County Bancorp, Inc.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and you should not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Anti-Hedging Policy

Greene County Bancorp’s anti-hedging and anti-pledging provisions are covered in its Insider Trading Policy. Under the policy, directors and executive officers are prohibited from engaging in short sales of Greene County Bancorp stock, and unless specifically approved by the Board of Directors, from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Greene County Bancorp stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Greene County Bancorp stock. The Board of Directors has not approved and does not intend to approve such a program. In addition, directors and executive officers are generally prohibited from pledging Greene County Bancorp stock as collateral for any loan or holding Greene County Bancorp stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of Greene County Bancorp stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Board of Directors has not approved any such exception to its policy.

Meetings and Committees of the Board of Directors; Annual Meeting Attendance

General.  The business of the Company is conducted at regular and special meetings of the full Board and its standing Committees. The standing Committees include the Executive, Nominating, Compensation and Audit Committees. During the fiscal year ended June 30, 2022, the Board of Directors held 12 regular meetings and four special meetings, to review large loan requests.  No member of the Board or any Committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a Director); and (ii) the total number of meetings held by all Committees of the Board on which he or she served (during the periods that he or she served). Executive sessions of the independent Directors are held on a regularly scheduled basis.  There were four such sessions during fiscal year 2022.

While the Company has no formal policy on Directors attendance at annual meetings of stockholders, all Directors are encouraged to attend.  All of the Company’s Directors attended the 2021 Annual Meeting of Shareholders in person or via teleconference call.

Executive Committee.  The Executive Committee consists of the entire Board of Directors.  The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors.  The Executive Committee did not meet during the fiscal year ended June 30, 2022.

Compensation Committee.  The Compensation Committee consists of Directors Jenkins, Cahalan and Slutzky (who is retiring effective the date of the Annual Meeting).  It is expected that Director Hada will become a member of the Compensation Committee effective the date of the Annual Meeting.  Each of the Committee members is considered “independent” as defined in the NASDAQ corporate governance listing standards.  The Board of Directors has adopted a written charter for the Committee which is available at the Company’s website www.tbogc.com.  The Committee reviews the Charter at least annually to ensure that the scope of the charter is consistent with the expected role.  The Committee met twelve times during the fiscal year ended June 30, 2022.  The role of the Compensation Committee is general responsibility for the oversight and administration for the Company’s compensation program.

The primary functions of the Compensation Committee include the following:

•
to recommend to the overall Board an executive compensation policy designed to support overall business strategies and objectives, balance risk and reward, be compatible with effective controls and risk management, support strong corporate governance, attract, retain and motivate key executives, align executive officer’s interest with those of the Company’s stockholders, and provide competitive compensation opportunities;

•	to review and approve periodically a general compensation policy and salary structure for management and all other employees of the Company;

•	to approve bonus, profit sharing, stock options, restricted stock awards and other incentive compensation;

•	to review annually the job performance of and approve the base salary and all salary changes for the President and Chief Executive Officer;

•	to review and recommend for approval to the Board new incentive plans, defined benefit and contribution plans or changes to the existing incentive plans;

•	to engage independent consultants or outside legal consultants as necessary; and

•	to provide for oversight and guidance as the Company undertakes appropriate planning for management succession.

Nominating Committee.  The Nominating Committee consists of Directors Slutzky (who is retiring effective the date of the Annual Meeting), Jenkins, Cahalan and Schaefer.  Director Nelson will become a member of the Nominating Committee effective the date of the Annual Meeting. Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards, except for Mr. Schaefer and Mr. Nelson. As a “controlled company” under the Nasdaq listing rules, the Company is exempt from the Nasdaq listing rule requirement which would otherwise require that the Nominating Committee of the Board of Directors be comprised solely of independent directors. The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.tbogc.com.  The Committee met one time during the fiscal year ended June 30, 2022.

The primary functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select Director Nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for Board independence;

•	to review the Committee structure and make recommendations to the Board regarding Committee membership;

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

•	to develop and recommend to the Board for its approval a self-evaluation process for the Board and its Committees.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of Director Nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an Audit Committee financial expert.  When considering whether Directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, the Nominating Committee and the Board of Directors focused primarily on the information included in each of the Directors’ individual biographies set forth above. The Nominating Committee and the Board of Directors do not have a diversity policy.  In identifying nominees for Directors, however, consideration is given to the diversity of professional experience, education and backgrounds among the Directors so that a variety of points of view are represented in Board discussions and deliberations concerning the Company’s business.

Procedures for the Recommendation of Director Nominees by Stockholders.  The Nominating Committee has adopted procedures for the submission of Director Nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for Director by writing to our Corporate Secretary, at P.O. Box 470, 302 Main Street, Catskill, New York 12414.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to anniversary of the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this Proxy Statement under the heading “Stockholder Proposals.” No submissions for Board nominees were received by the Company for the Annual Meeting.

Stockholder Communications with the Board.  A stockholder of the Company who wishes to communicate with the Board or with any individual Director may write to the Corporate Secretary of the Company, P.O. Box 470, 302 Main Street, Catskill, New York 12414, Attention: Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

The Audit Committee. The Audit Committee consists of Directors Hogan, Jenkins, and Cahalan.  Director Hada will replace Director Cahalan on the Audit Committee effective with the date of the Annual Meeting. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that Director Hogan qualifies as an “Audit Committee Financial Expert” as that term is defined by the rules and regulations of the SEC. Director Hogan is the Chairman of the Audit Committee.

The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit the Company’s annual consolidated financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

•	approving the scope of the external audit in advance;

•	reviewing the consolidated financial statements and the audit report with management and the independent registered public accounting firm;

•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

•	reviewing earnings and financial releases and annual, quarterly and certain other reports and correspondence filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the Audit Committee charter.

The Audit Committee met eight times during the fiscal year ended June 30, 2022.  The Audit Committee reports to the Board on its activities and findings.  The Board of Directors has adopted a written charter for the Audit Committee, which is available at the Company’s website at www.tbogc.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s financial statements.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards prescribed by the Public Company Accounting Oversight Board (PCAOB) generally accepted in the United States of America and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2022;

•
Discussed with the independent registered public accounting firm the matters required to be discussed in accordance with PCAOB Auditing Standard No. 16, Communication With Audit Committees, as amended; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm their independence.  In addition, the Audit Committee approved the appointment of Bonadio & Co, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023, subject to the ratification of the appointment by the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

This report has been provided by the Audit Committee:

Peter W. Hogan, CPA
David H. Jenkins, DVM
Jay P. Cahalan

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s officers, Directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website at www.tbogc.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website at www.tbogc.com.

Executive Compensation

The Company’s philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation to all levels of management; and

•	To maintain compensation levels that are competitive with other financial institutions and particularly those in the Company’s peer group based on asset size and market area.

The Company considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of the Company and a peer group analysis of compensation paid at institutions of comparable size and complexity.  The Company also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.  The Board of Directors and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for the Company’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area.  Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer.

The Compensation Committee frequently engages independent compensation consultants to assist it in the compensation process for the Named Executive Officers.  The consultants are retained by and report to the Compensation Committee.  The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other similarly situated companies.  The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary, benefits, perquisites and incentives based on a number of factors.  During fiscal year 2022, the Compensation Committee of the Board of Directors engaged Pearl Meyer & Partners LLC, a compensation consultant, to advise the Compensation Committee on executive officers compensation.  During fiscal 2022, Pearl Meyer & Partners LLC, also assisted the Compensation Committee in the review of base salary, short-term incentives, long term phantom and equity incentive plan design trends, particularly among the Bank’s peer group, as determined through industry surveys and published proxy statements.  The Compensation Committee also used the consultant’s assistance in setting parameters for incentive awards consistent with peer group awards in the Bank’s competitive marketplace.

The following table sets forth for the years ended June 30, 2022, 2021, and 2020 certain information as to the total remuneration paid by us to Mr. Gibson, who serves as President and Chief Executive Officer, and the other most highly compensated executive officer of the Company and The Bank of Greene County other than Mr. Gibson (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Donald E. Gibson Chief Executive Officer & President	2022 2021 2020	557,500 531,000 513,000	212,400 205,200 195,200	718,800 602,600 487,300	296,600 286,800 190,200	1,785,300 1,625,600 1,385,700

Michelle M. Plummer, CPA, CGMA Executive Vice President, Chief Operating Officer & Chief Financial Officer	2022 2021 2020	327,600 312,000 301,400	124,800 120,600 114,600	493,800 414,000 332,300	130,700 120,600 76,400	1,076,900 967,200 824,700

(1)	Includes payout after three years of vesting under the Phantom Stock Option and Long Term Incentive Plan.
(2)
Includes employer matching contributions of $13,600 and $13,400 allocated in fiscal 2022 to the accounts of Mr. Gibson, and Ms. Plummer, respectively, under The Bank of Greene County 401(k) Plan.  Also includes the fair market value at June 30, 2022 of the shares of common stock and cash allocated pursuant to the employee stock ownership plan in fiscal 2022, representing $23,700 and $25,300 for each of Mr. Gibson, and Ms. Plummer, respectively.  During fiscal 2022, The Bank made contributions to a Supplemental Executive Retirement Plan (“SERP”) of $250,000 and $92,000 for each Mr. Gibson, and Ms. Plummer, respectively.   The Bank also provides each eligible employee medical coverage contributing toward the cost of the premium and health reimbursement accounts up to certain limits.  The Bank contributed $9,300 for Mr. Gibson for medical coverage.  Ms. Plummer did not participate in the Bank’s medical insurance plan.

Salary for the Named Executive Officers is paid pursuant to Employment Agreements, which are discussed below under “—Employment Agreements.”

Employment Agreements.   Donald E. Gibson and Michelle M. Plummer have each entered into an employment agreement with the Bank.  Mr. Gibson’s and Ms. Plummer’s employment agreements are substantially identical and were initially effective July 1, 2007.  As of July 1, 2021, Mr. Gibson’s employment agreement provided for a base salary of $557,500, Ms. Plummer’s employment agreement provided for a base salary of $327,570. Mr. Gibson and Ms. Plummer’s agreements have a term of 36 months from July 1, 2021. Mr. Gibson’s and Ms. Plummer’s agreements renew each July 1st for an additional year such that the remaining term is 36 full calendar months.  Each agreement renews for an additional year unless written notice is provided to the executive at least ten days and not more than 60 days prior to any such anniversary date that his or her employment shall cease at the end of 36 months following such anniversary date.  Prior to each notice period for non‑renewal, the disinterested members of the Board of Directors of the Bank conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the agreement.

Under each agreement, the executive’s base salary is reviewed annually, and the base salary may be increased but not decreased.  In addition to the base salary, the executive is provided all such other benefits as are provided uniformly to permanent full‑time employees of the Bank. In addition, the Bank provides the executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the executive was participating or otherwise deriving a benefit from prior to the commencement of the agreement. The executive is entitled to participate in or receive benefits under any employee benefit plans, including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit‑sharing plans, health‑and‑accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees.

Each agreement provides for termination by the Bank for cause at any time. If the agreement is terminated for cause, the executive will not receive any compensation or other benefits from the Bank or the Company.

Under Mr. Gibson’s and Ms. Plummer’s agreements, if the executive’s employment is terminated for any reason other than for cause, death, disability or retirement, including resignation upon, among other things, failure to reappoint the executive to his or her office, a material diminution of the executive’s duties or a breach of the agreement by the Bank, or if the executive voluntarily resigns his or her employment on or after a change in control of the Company or the Bank during the term of the agreement, then the Bank is obligated to pay to the executive a lump sum equal to three times the sum of the then current base salary and the highest rate of bonus awarded to the executive during the prior three years. If such amount is determined to constitute an “excess parachute payment,” the amount would be reduced so as not to trigger an excess parachute payment.

In the event of Mr. Gibson’s or Ms. Plummer’s disability for a period of six months, the Bank may terminate the agreement, provided that the Bank will be obligated to pay the executive his or her base salary for the remaining term of the agreement or one year, whichever is longer (provided such payments are reduced to the extent of any disability insurance payments). In the event of Mr. Gibson’s or Ms. Plummer’s death during the term of the agreement, the Bank will pay his or her base salary to the named beneficiaries for one year following the date of death.

Each agreement provides that, following the termination of the executive’s employment as a result of which the Bank is paying the executive termination benefits (other than termination upon a change in control), the executive will not compete with the Bank for a period of one year in any city or county in which the Bank has an office or has filed an application for regulatory approval to establish an office.

Supplemental Executive Retirement Plan.  The Bank adopted The Bank of Greene County Supplemental Executive Retirement Plan (the “SERP”), effective as of July 1, 2010.  The SERP benefits certain key senior executives of the Bank who are selected by the Board to participate, including our Named Executive Officers, Donald E. Gibson and Michelle M. Plummer.  The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service other than for “cause,” as defined in the SERP.  Accordingly, the SERP obligates the Bank to make a contribution to each executive’s account on the first business day of each July and permits each executive to defer up to 50% of his or her base salary and 100% of his or her annual bonus to the SERP, subject to the requirements of Section 409A of the Internal Revenue Code.  In addition, the Bank may, but is not required to, make additional discretionary contributions to the executives’ accounts from time to time.  An executive becomes vested in the Bank’s contributions after 10 calendar years of service following the effective date of the SERP. In accordance with an amendment to the SERP, participants initially participating on or after June 21, 2016 shall be required to complete 10 years of service, measured from the participant’s initial date of participation in the SERP. However, the Executive will vest in the present value of his or her account in the event of death, disability or a change in control of the Bank or the Company.  In the event the executive is terminated involuntarily or resigns for good reason following a change in control, the present value of all remaining Bank contributions is accelerated and paid to the executive’s account, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive’s death, disability or termination within two years after a change in control, executive’s account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event executive is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid in 10 annual installments.

During fiscal year 2022, the Bank made contributions to the SERP of $100,000; and $42,000 for Mr. Gibson, Ms. Plummer, respectively.  Added to these amounts was $150,000 for Mr. Gibson, $50,000 for Ms. Plummer, respectively, in additional discretionary contributions.

Defined Benefit Pension Plan.  Prior to April 2009, the Bank had participated in the Financial Institutions Retirement Fund, which is a qualified, tax-exempt multi-employer defined benefit plan (the “Retirement Plan”).  Effective April 2009, the Bank ceased its participation within the multi-employer plan and transferred the assets to a single-employer defined benefit pension plan (the “Retirement Plan”).  Benefits continue to be frozen at July 1, 2006 levels.  During fiscal 2006, the Board of Directors approved changes to the Retirement Plan.  Effective January 1, 2006, the Board of Directors of the Bank resolved to exclude from membership in the Retirement Plan employees hired on or after January 1, 2006 and elected to cease additional benefit accruals to existing Retirement Plan participants effective July 1, 2006.  Prior to the Retirement Plan freeze, all employees age 21 or older who worked at the Bank for a period of one year in which they had 1,000 or more hours of service were eligible for membership in the Retirement Plan.  Once eligible, an employee must have been credited with 1,000 or more hours of service with the Bank during the year in order to accrue benefits under the Retirement Plan.  Historically, the Bank annually contributed an amount to the Retirement Plan necessary to supplement full funding requirements in accordance with the Employee Retirement Income Security Act (“ERISA”).

The regular form of all retirement benefits (i.e., normal, early or disability) is a life annuity with a guaranteed term of 10 years.  For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant’s death, the participant’s spouse is entitled to receive a benefit equal to the computed value of such unpaid installments paid in lump sum.  Either the member or beneficiary may elect to have this benefit paid in the form of installments.  Where death occurs prior to a member’s benefit commencement, in no event shall the death benefit be less than the amount payable under the lump sum settlement options.  An optional form of benefit may be selected instead of the normal form of benefits.  These optional forms include various annuity forms as well as a lump sum payment after age 55.   Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity.

The normal retirement benefit payable at or after age 65, is an amount equal to 1.5% multiplied by years of benefit service (not to exceed 30) times average compensation based on the average of the five years providing the highest average.  A reduced benefit is payable upon retirement at age 55 at or after completion of five years of service.  A member is fully vested in his account upon completion of five or more years of employment or upon attaining normal retirement age.

As of June 30, 2022, Mr. Gibson had 19 years, and Ms. Plummer had 7 years of credited service (i.e., benefit service) under the Retirement Plan, frozen as of July 1, 2006.

Greene County Bancorp, Inc. 2011 Phantom Stock Option and Long Term Incentive Plan.  The Greene County Bancorp, Inc. 2011 Phantom Stock Option and Long Term Incentive Plan (the “Plan”) was adopted in 2011 to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders.  The Plan is intended to provide benefits to Mr. Gibson, Ms. Plummer and other employees of the Company or any subsidiary selected by the Committee.  Directors of the Company or any subsidiary are also eligible to participate in the Plan.  The Plan is administered by the Compensation Committee of the Board of Directors of the Company (“Committee”).   Effective July 1, 2018, the Plan was amended to increase the authorized phantom stock options to 5,800,000 and on August 16, 2022 the Plan was amended to increase the authorized phantom stock options to 8,000,000 of which, 5,773,402 options have been granted to date.  A phantom stock option represents the right to receive a cash payment on the date the award vests equal to the positive difference between the strike price of the phantom stock options on the grant date and the adjusted book value of a share of the Company’s common stock on the determination date, which is the last day of the plan year that is the end of the third plan year after the grant date of the award, unless otherwise specified by the Committee.  The strike price will be the price established by the Committee, which will not be less than 100% of the book value of a share on a specified date, as determined under generally accepted accounting principles (GAAP) as of the last day of the quarter ending on or immediately preceding the valuation date with adjustments made, in the sole discretion of the Committee, to exclude accumulated other comprehensive income.  Unless the Committee determines otherwise, the required period of service for full vesting will be three years, subject to acceleration of vesting in the event of the participant’s death, disability, involuntary termination without cause or the occurrence of a second-step conversion or change in control.  In the event of separation of service (as defined in the Plan) for any reason other than disability, death or termination without cause, phantom stock options will be forfeited.  In the event of termination for cause, the phantom stock options granted to a participant will expire and be forfeited.  Upon separation of service due to disability, death or involuntary termination without cause, including resignation for “good reason” (as defined in the Plan), all phantom stock options will become fully vested and payment of the cash value of the phantom stock options will be made no later than 75 days after the participant’s separation of  service.  At the time of a consummation of a change in control or second-step conversion, the phantom stock options held by a participant will be deemed to have been fully earned.  The cash value of outstanding awards will be paid no later than 75 days after the change in control or second-step conversion.  In the event of a change in control, any performance measure attached to an award will be deemed satisfied as of the date of the change in control.  In the event of a change in control, the cash value of the phantom stock option will be determined by multiplying the adjusted book value of a share of Company common stock by the price-to-book value multiple of a share of the Company stock, where the price reflects the merger consideration per share, and then subtracting the strike price.

Under the Plan, during the fiscal year ended June 30, 2022, the Company awarded 97,750; and 67,150 phantom stock options to Mr. Gibson and Ms. Plummer, respectively.  Directors are eligible to participate in the Plan and were awarded the following phantom stock options during fiscal 2022: Hogan 16,320; Slutzky 17,000; Nelson 9,000 and the other directors, excluding Gibson and Plummer, were each awarded 15,300.  Other employees of the Company were also awarded in total 213,000 phantom stock options.  The strike price on the grant date was an adjusted book value of a share of the Company’s stock of $17.71.  These options will vest in three years at which time the participants will receive cash payment on the date the award vests equal to the positive difference between the strike price on the grant date and the adjusted book value of a share of the Company’s common stock on the determination date, which is the last day of the Plan year, unless otherwise specified by the Committee.

Directors’ Compensation

The following table sets forth for the fiscal year ended June 30, 2022 certain information as to the total remuneration we paid to the Company’s Directors other than Mr. Gibson and Ms. Plummer who are not separately compensated for their services as directors.

Name	Fees Earned or Paid In Cash ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)	Total ($)

Peter W. Hogan, CPA	49,200	120,000	---	169,200
Jay Cahalan	42,900	112,500	---	155,400
Charles H. Schaefer	39,600	112,500	---	152,100
David H. Jenkins, DVM	39,600	112,500	---	152,100
Paul Slutzky	52,800	112,500	---	165,300
Stephen E. Nelson	39,600	---	---	39,600

(1)	Includes payout after three years of vesting under the Phantom Stock Option and Long Term Incentive Plan.

Directors’ Compensation

Directors of The Bank of Greene County (other than the Board, Audit and Compensation Committee Chairmen) receive an annual retainer of $19,800 plus $1,650 for meeting attendance for total annual fee compensation of $39,600.  The Chairman of the Board receives an annual retainer of $33,000 plus $1,650 for meeting attendance for total annual fee compensation of $52,800.  The Audit Committee Chairman receives an annual retainer of $29,400 plus $1,650 for meeting attendance for total annual fee compensation of $49,200.  The Compensation Committee Chairman receives an annual retainer of $23,100 plus $1,650 for meeting attendance for total annual fee compensation of $42,900.  No other separate compensation is currently paid to Directors for service on the Board of the Company.  Directors of the Bank and the Company who are also employees of the Bank or the Company do not receive Board fees.  For the fiscal year ended June 30, 2022, the Bank paid a total of $833,700 in Directors fees and Non-Equity Incentive Plan Compensation.

Transactions with Certain Related Persons

In the ordinary course of business, the Bank makes loans available to its Directors, officers and employees.  These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank.  Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from making loans for their executive officers and directors.  There are several exceptions to this general prohibition, one of which is applicable to the Bank.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to the Company’s Directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the NASDAQ Stock Market, any transactions that would be required to be reported under this section of this proxy statement must be approved by the Company’s Audit Committee or another independent body of the Board of Directors.  In addition, any transaction with a Director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to the Company from an unrelated party through an arms-length transaction.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Bonadio & Co, LLP (“Bonadio”) to be the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023, subject to the ratification of the engagement by the Company’s stockholders.  At the Meeting, stockholders will consider and vote on the ratification of the engagement of Bonadio for the Company’s fiscal year ending June 30, 2023.  A representative of Bonadio is not expected to attend the Meeting and will not be available to respond to appropriate questions and to make a statement, if deemed appropriate.

Set forth below is certain information concerning aggregate fees billed by Bonadio for professional services rendered during fiscal years 2022 and 2021.

Audit Fees.  During the fiscal year ended June 30, 2022 and 2021, the fees billed for professional services rendered by Bonadio for the audit of the Company’s annual consolidated financial statements, for the review of the Company’s Forms 10-Q and for services provided in connection with statutory and regulatory filings were $170,000 and $167,500, respectively.

Audit-Related Fees.  During the fiscal year ended June 30, 2022 and 2021, additional audit related fees were $26,925 and $24,900, respectively.

Tax Fees.  During the fiscal year ended June 30, 2022 and 2021, there were $33,475 and $26,400, respectively, in fees billed to the Company for professional services by Bonadio for tax services.

All Other Fees.  During the years ended June 30, 2022 and 2021, there were no other fees billed to the Company by Bonadio.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

In order to ratify the selection of Bonadio as the independent registered public accounting firm for the 2023 fiscal year, the proposal must receive a majority of the votes cast “FOR” or “AGAINST”, either in person or by proxy, in favor of such ratification.

 Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BONADIO & CO, LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR.

PROPOSAL 3— APPROVAL OF AN AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 12,000,000 TO 36,000,000 AND THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 13,000,000 TO 37,000,000.

The Board (the “Board”) of Greene County Bancorp, Inc. (the “Company”) has approved, subject to shareholder approval, an amendment (the “Amendment”) to the Company’s Charter (the “Amended Charter”) in order to increase the number of authorized shares of common stock of the Company from 12,000,000 to 36,000,000 and to increase the total number of authorized shares of capital stock of the Company from 13,000,000 to 37,000,000 (such increases, collectively, the “Share Increase”). The Board unanimously has approved the proposed Amendment and believes such action to be in the best interests of the Company and its shareholders for the reasons set forth below. The complete text of the proposed Amendment to the Amended Charter providing for the Share Increase is set forth in Appendix A to this Proxy Statement.

Reasons for the Share Increase

The Board believes that it is in the best interests of the Company and its shareholders to have sufficient authorized shares of common stock available for possible future financings, acquisition transactions and other general corporate purposes, including, among other things, stock splits, stock dividends, redemptions and exchanges and equity compensation awards under the Company’s current or future equity compensation plan. The Board believes that having such authorized shares of common stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued at the discretion of the Board, and for such consideration as determined by the Board, without the expense and delay of a special shareholders’ meeting, unless such approval is expressly required by applicable law or regulation or the rules of the NASDAQ Stock Market. Although such issuance of additional shares with respect to future financings, acquisitions and other general corporate purposes would likely dilute existing shareholders, the Board and the Company’s management believe that such transactions would increase the overall value of the Company to its shareholders. There are certain advantages and disadvantages of an increase in authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the type of transactions described above.
•	To have shares of common stock available to pursue business expansion opportunities, if any.
•	The ability to issue equity compensation awards under the Company’s current or future equity compensation plan.

The disadvantages include:

•
Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing shareholders of the Company.

•
The shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

The Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of common stock to be authorized by the proposed Amendment Charter. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of the Company and its shareholders.

Generally, a company’s decision to increase its authorized shares of common stock could, under certain circumstances, have an “anti-takeover” effect. However, because we are majority-owned by our mutual holding company, these considerations are not material to the Company’s proposal to increase its authorized shares. Additionally, this proposal is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and shareholders.

If the Company’s shareholders do not approve the Amendment, then the Company will be limited in its ability to use shares of common stock for financing, acquisitions or other general corporate purposes. The Company’s current Charter authorizes the issuance of 13,000,000 shares of capital stock, divided into 12,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of serial preferred stock. As of September 9, 2022, there were 8,513,414 shares of common stock issued and outstanding, 4,609,264 of which were held by Greene County Bancorp, MHC (the “Mutual Holding Company”), and 3,904,150 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”) and no shares of preferred stock issued and outstanding.

If the Amendment Charter is adopted, it will become effective upon its filing with the Board of Governors of the Federal Reserve after any required notice period. It is anticipated that such filing will be made as soon as practicable following approval of this Proposal 3.

Approval Required

This proposal will require the affirmative vote of a majority of the votes cast at the Annual Meeting where a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the outcome of the voting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL 3.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer and our two other most highly compensated executive officers (“named executive officers”) is described in “PROPOSAL 1—Election of Directors—Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “PROPOSAL 1—Election of Directors—Executive Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2022 Annual Meeting:

“RESOLVED, that the shareholders of Greene County Bancorp, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “PROPOSAL 1—Election of Directors—Executive Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourage all shareholders to vote their shares on this matter.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board of Directors Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 4.  UNLESS OTHERWISE INSTRUCTED, VALIDLY EXECUTED PROXIES WILL BE VOTED “FOR” THIS RESOLUTION.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, P.O. Box 470, 302 Main Street, Catskill, New York 12414, no later than May 26, 2023, which is 120 days before the anniversary date of these proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Additionally, in order to solicit proxies in support of director nominees other than the Company’s nominees for our 2023 Annual Meeting of Stockholders, under SEC Rule 14a-19, a person must provide notice postmarked or transmitted electronically to our executive office, P.O. Box 470, 302 Main Street, Catskill, New York 12414, no later than September 6, 2023.  Any such notice and solicitation will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting.  No other proposal shall be acted upon at the annual meeting.  A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is November 4, 2023.  Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2023 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than October 30, 2023.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, Directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2022 Annual Report to Stockholders will be mailed upon request to all stockholders of record as of the Record Date.  Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2022 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SUSAN TIMAN, CORPORATE SECRETARY, GREENE COUNTY BANCORP, INC., P.O. BOX 470, 302 MAIN STREET, CATSKILL, NEW YORK 12414, OR CALL AT 518-943-2600.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Greene County Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders and the 2022 Annual Report to Stockholders, are each available on the internet at www.edocumentview.com/GCBC.

BY ORDER OF THE BOARD OF DIRECTORS

Susan Timan
Corporate Secretary
Catskill, New York
September 23, 2022

APPENDIX A

Amendment to the Charter of Greene County Bancorp, Inc. to Increase the Authorized Common Stock from 12 Million to 36 Million Shares and to Increase the Total Number of Authorized Shares of Capital Stock from 13 Million to 37 Million Shares

Proposed amendments to the first paragraph of Section 5. Capital Stock of the Charter of Greene County Bancorp, Inc. to increase our authorized common stock from 12 million to 36 million shares and to increase our authorized shares of capital stock from 13 million to 37 million are set forth below, with additions indicated in bold and underline and deletions indicated in strikethrough:

Section 5.  Capital Stock.  The total number of shares of all classes of the capital stock which the Company has authority to issue is 37,000,000 of which 36,000,000 shares shall be common stock, par value $0.10 per share, and of which 1,000,000 shares shall be serial preferred stock.

REVOCABLE PROXY

GREENE COUNTY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
November 5, 2022

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Columbia-Greene Community College, located at 4400 Route 23, Hudson, New York, on Saturday, November 5, 2022 at 10:00 a.m., New York time. The official proxy Committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHELD
1.	The election as Directors of the nominees listed below each to serve for the three-year term. Donald E. Gibson David H. Jenkins, DVM Tejraj S. Hada	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Bonadio & Co, LLP as the independent registered public accounting firm for the company for the fiscal year ending June 30, 2023.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.
Approval of an Amendment to our Charter, to increase the number of authorized shares of our common stock from 12,000,000 to 36,000,000 and the number of authorized shares of our capital stock from 13,000,000 to 37,000,000
		☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominee listed and “FOR” Proposal 2, 3 and 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 23, 2022, and audited consolidated financial statements.

Dated:	☐	Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
 in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

GREENE COUNTY BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE 2022 ANNUAL REPORT TO STOCKHOLDERS, ARE EACH AVAILABLE ON THE INTERNET AT WWW.EDOCUMENTVIEW.COM/GCBC.